Exhibit 99.1

October 31, 2013

Contacts:	For news media – George C. Lewis, 610-774-5997
For financial analysts – Joseph P. Bergstein, 610-774-5609

PPL Corporation Reports Third-Quarter Earnings

•	Solid quarter and strong performance from regulated utilities drive increase in midpoint of 2013 forecast of earnings from ongoing operations

ALLENTOWN, Pa. (Oct. 31, 2013) ― PPL Corporation (NYSE: PPL) announced on Thursday (10/31) third-quarter reported earnings of $410 million, or $0.62 per share, compared with $355 million, or $0.61 per share, a year ago. For the first nine months of 2013, PPL’s reported earnings were $1.23 billion, or $1.90 per share, compared with $1.17 billion, or $2.00 per share, for the first nine months of 2012.

Adjusting for special items, PPL’s third-quarter earnings from ongoing operations were $432 million, or $0.66 per share, compared with $419 million, or $0.72 per share, a year ago. For the first nine months of 2013, earnings from ongoing operations were $1.20 billion, or $1.85 per share, compared with $1.13 billion, or $1.93 per share, for the first nine months of 2012. Reported earnings and earnings from ongoing operations for both periods of 2013 were negatively affected by a $0.06 per share non-cash adjustment of deferred tax assets.

“The solid third-quarter performance and continued growth in earnings from ongoing operations from our regulated business segments allow us to increase the midpoint of our 2013 forecast of earnings from ongoing operations,” said William H. Spence, PPL’s chairman, president and chief executive officer.

PPL’s increased 2013 forecast of earnings from ongoing operations is a range of $2.30 to $2.40 per share. The forecast of reported earnings is $2.35 to $2.45 per share, reflecting special items recorded through the third quarter.

Third-Quarter 2013 Earnings Details

PPL’s reported earnings for the third quarter of 2013 include net special item charges of $0.04 per share. The charges include $0.13 per share for foreign currency-related economic hedges, $0.03 per share from an adjustment to the accrued liability for line losses during a U.K. price control period preceding PPL’s acquisition of WPD Midlands, and $0.01 per share from adjusted energy-related economic activity, partially offset by a $0.13 per share credit for a reduction in the U.K. corporate income tax rate.

Reported earnings are calculated in accordance with U.S. generally accepted accounting principles (GAAP). Earnings from ongoing operations, a non-GAAP financial measure, are adjusted for special items that include the impact of adjusted energy-related economic activity, foreign currency-related economic hedges and other impacts fully detailed at the end of this news release.

(Dollars in millions, except for per share amounts)	3rd Quarter
	2013	2012	% Change

Reported Earnings	$410	$355	15%
Reported Earnings Per Share	$0.62	$0.61	2%
Earnings from Ongoing Operations	$432	$419	3%
Earnings from Ongoing Operations Per Share	$0.66	$0.72	-8%

(See the tables at the end of the news release for details as to the reconciliation of earnings from ongoing operations to reported earnings.)

2013 Third-Quarter and Nine-Month Earnings by Business Segment

The following chart shows PPL’s earnings by business segment for the third quarter and first nine months of 2013, compared with the same periods of 2012.

Per share	3rd Quarter		Year to Date
	2013	2012	2013	2012
Earnings from ongoing operations
Kentucky Regulated	$0.14	$0.12	$0.36	$0.26
U.K. Regulated	0.31	0.28	1.02	0.90
Pennsylvania Regulated	0.08	0.06	0.24	0.16
Supply	0.14	0.26	0.26	0.61
Corporate and Other1	(0.01)	–	(0.03)	–
Total	$0.66	$0.72	$1.85	$1.93

Special items
Kentucky Regulated	$–	$–	$0.01	$–
U.K. Regulated	(0.03)	0.07	0.12	0.06
Pennsylvania Regulated	–	–	–	–
Supply	(0.01)	(0.18)	(0.08)	0.01
Corporate and Other1	–	–	–	–
Total	$(0.04)	$(0.11)	$0.05	$0.07

Reported earnings
Kentucky Regulated	$0.14	$0.12	$0.37	$0.26
U.K. Regulated	0.28	0.35	1.14	0.96
Pennsylvania Regulated	0.08	0.06	0.24	0.16
Supply	0.13	0.08	0.18	0.62
Corporate and Other1	(0.01)	–	(0.03)	–
Total	$0.62	$0.61	$1.90	$2.00

1 This category primarily includes unallocated corporate-level financing and other costs.

(For more details and a breakout of special items by segment, see the reconciliation tables at the end of this news release.)

Key Factors Impacting Business Segment Earnings from Ongoing Operations

Kentucky Regulated Segment
PPL’s Kentucky regulated segment primarily consists of the regulated electricity and natural gas operations of Louisville Gas and Electric Company and Kentucky Utilities Company.

Segment earnings from ongoing operations in the third quarter of 2013 increased by $0.02 per share compared with a year ago. This increase was primarily due to higher base rates that became effective Jan. 1 and returns from additional environmental capital investments, partially offset by lower sales volume due to weather and dilution of $0.02 per share.

Segment earnings from ongoing operations during the first nine months of 2013 increased by $0.10 per share compared to a year ago. This increase was primarily due to higher base rates that became effective Jan. 1 and returns from additional environmental capital investments, partially offset by dilution of $0.02 per share.

U.K. Regulated Segment
PPL’s U.K. regulated segment consists of the regulated electricity delivery operations of Western Power Distribution, serving Southwest and Central England and South Wales.

Segment earnings from ongoing operations in the third quarter of 2013 increased by $0.03 per share compared with a year ago. This increase was primarily due to higher electricity delivery prices and lower U.K. income taxes, partially offset by an accrual for over-recovery of current-year revenues, lower sales volume due to weather, higher operation and maintenance expense and dilution of $0.03 per share.

Segment earnings from ongoing operations during the first nine months of 2013 increased by $0.12 per share compared to a year ago. This increase was primarily due to higher electricity delivery prices, increased sales volume due to weather, and lower U.K. income taxes, partially offset by an accrual for over-recovery of current-year revenues, higher operation and maintenance expense, higher depreciation and dilution of $0.11 per share.

Pennsylvania Regulated Segment
PPL’s Pennsylvania regulated segment consists of the regulated electricity delivery operations of PPL Electric Utilities.

Segment earnings from ongoing operations in the third quarter of 2013 increased by $0.02 per share compared with a year ago. This increase was primarily due to higher electricity base rates that became effective Jan. 1 and higher transmission margins from additional capital investments, partially offset by dilution of $0.01 per share.

Segment earnings from ongoing operations during the first nine months of 2013 increased by $0.08 per share compared to a year ago. This increase was primarily due to higher electricity base rates that became effective Jan. 1, higher transmission margins from additional capital investments and lower operation and maintenance expense, partially offset by higher depreciation and dilution of $0.03 per share.

Supply Segment
PPL’s supply segment consists primarily of the competitive electricity generation and energy marketing operations of PPL Energy Supply.

Segment earnings from ongoing operations in the third quarter of 2013 decreased by $0.12 per share compared with a year ago. This decrease was primarily due to lower baseload energy prices, lower baseload generation, higher operation and maintenance expense, higher income taxes and dilution of $0.02 per share. The higher income taxes resulted primarily from a $0.04 per share non-cash adjustment of deferred tax assets. The decline in segment earnings was partially offset by higher capacity prices.

Segment earnings from ongoing operations during the first nine months of 2013 decreased by $0.35 per share compared to a year ago. This decrease was primarily due to lower baseload energy prices, higher fuel costs, higher income taxes, higher depreciation and dilution of $0.03 per share. The higher income taxes resulted primarily from a $0.04 per share non-cash adjustment of deferred tax assets. The decline in segment earnings was partially offset by higher capacity prices, higher intermediate and peaking margins and higher baseload generation.

Earnings from Ongoing Operations Forecast by Business Segment

	2013 Forecast Midpoint	2012 Actual
Earnings per share
Kentucky Regulated	$0.45	$0.33
U.K. Regulated	1.32	1.19
Pennsylvania Regulated	0.28	0.22
Supply	0.34	0.68
Corporate and Other	(0.04)	–
Total	$ 2.35	$ 2.42

PPL expects lower earnings per share in 2013 compared with 2012, primarily due to lower earnings in the Supply segment and expected dilution of $0.25 per share associated with shares related to the 2010 and 2011 Equity Units and the April 2012 forward stock sale that settled in 2013, partially offset by higher earnings in the three regulated segments.

Kentucky Regulated Segment
PPL expects higher segment earnings in 2013 compared with 2012, primarily driven by base rate increases and returns on additional environmental capital investments. Dilution is expected to be $0.03 per share.

U.K. Regulated Segment
PPL expects higher segment earnings in 2013 compared with 2012, primarily driven by higher electricity delivery prices and lower income taxes, partially offset by higher operation and maintenance expense, higher depreciation and higher interest expense. Dilution is expected to be $0.13 per share.

Pennsylvania Regulated Segment
PPL expects higher segment earnings in 2013 compared with 2012, primarily driven by higher distribution revenues from the Jan. 1 base rate increase and higher transmission margins due to additional capital investment, partially offset by higher depreciation and higher interest expense. Dilution is expected to be $0.04 per share.

Supply Segment
PPL expects lower segment earnings in 2013 compared with 2012, primarily driven by lower energy prices, higher fuel costs, higher depreciation, higher taxes and higher financing costs, partially offset by lower operation and maintenance expense, higher capacity prices and higher baseload generation output. Dilution is expected to be $0.05 per share.

Corporate and Other
This category includes primarily unallocated corporate-level financing and other costs.

PPL Corporation, with revenues of more than $12 billion in 2012, is one of the largest companies in the U.S. utility sector. The PPL family of companies delivers electricity and natural gas to about 10 million customers in the United States and the United Kingdom, owns more than 18,000 megawatts of generating capacity in the United States and sells energy in key U.S. markets. More information is available at www.pplweb.com.

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(Note: All references to earnings per share in the text and tables of this news release are stated in terms of diluted earnings per share.)

Conference Call and Webcast

PPL invites interested parties to listen to a live Internet webcast of management’s teleconference with financial analysts about third-quarter 2013 financial results at 8:30 a.m. Eastern time on Thursday, Oct. 31. The meeting is available online live, in audio format, with slides of the presentation, on PPL’s website:  www.pplweb.com. The webcast will be available for replay on the PPL website for 30 days. Interested individuals also can access the live conference call via telephone at 866-652-5200. International participants should call 1-412-317-6060.

“Earnings from ongoing operations,” also referred to as “ongoing earnings,” should not be considered as an alternative to reported earnings, or net income attributable to PPL shareowners, which is an indicator of operating performance determined in accordance with U.S. generally accepted accounting principles (GAAP). PPL believes that “earnings from ongoing operations,” although a non-GAAP financial measure, is also useful and meaningful to investors because it provides management’s view of PPL’s fundamental earnings performance as another criterion in making investment decisions. PPL’s management also uses “earnings from ongoing operations” in measuring certain corporate performance goals. Other companies may use different measures to present financial performance.

“Earnings from ongoing operations” is adjusted for the impact of special items. Special items include:
•	Adjusted energy-related economic activity (as discussed below).
•	Foreign currency-related economic hedges.
•	Gains and losses on sales of assets not in the ordinary course of business.
•	Impairment charges (including impairments of securities in the company’s nuclear decommissioning trust funds).
•	Workforce reduction and other restructuring effects.
•	Acquisition-related adjustments.
•	Other charges or credits that are, in management’s view, not reflective of the company’s ongoing operations.

Adjusted energy-related economic activity includes the changes in fair value of positions used to economically hedge a portion of the economic value of the competitive generation assets, full-requirement sales contracts and retail activities. This economic value is subject to changes in fair value due to market price volatility of the input and output commodities (e.g., fuel and power) prior to the delivery period that was hedged. Adjusted energy-related economic activity also includes the premium amortization associated with options, the ineffective portion of qualifying cash flow hedges and realized economic activity associated with the monetization of certain full-requirement sales contracts in 2010. This economic activity was deferred, with the exception of the full-requirement sales contracts that were monetized, and included in earnings from ongoing operations over the delivery period of the item that was hedged or upon realization. Management believes that adjusting for such amounts provides a better matching of earnings from ongoing operations to the actual amounts settled for PPL’s underlying hedged assets. Please refer to the Notes to the Consolidated Financial Statements and MD&A in PPL Corporation’s periodic filings with the Securities and Exchange Commission for additional information on adjusted energy-related economic activity.

Statements contained in this news release, including statements with respect to future earnings, cash flows, financing, regulation and corporate strategy, are “forward-looking statements” within the meaning of the federal securities laws. Although PPL Corporation believes that the expectations and assumptions reflected in these forward-looking statements are reasonable, these statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: market demand and prices for energy, capacity and fuel; weather conditions affecting customer energy usage and operating costs; competition in power markets; the effect of any business or industry restructuring; the profitability and liquidity of PPL Corporation and its subsidiaries; new accounting requirements or new interpretations or applications of existing requirements; operating performance of generating plants and other facilities; the length of scheduled and unscheduled outages at our generating plants; environmental conditions and requirements and the related costs of compliance, including environmental capital expenditures and emission allowance and other expenses; system conditions and operating costs; development of new projects, markets and technologies; performance of new ventures; asset or business acquisitions and dispositions, and PPL Corporation’s ability to realize the expected benefits from acquired businesses, including the 2010 acquisition of Louisville Gas and Electric Company and Kentucky Utilities Company and the 2011 acquisition of the Central Networks electricity distribution businesses in the U.K.; any impact of hurricanes or other severe weather on our business, including any impact on fuel prices; receipt of necessary government permits, approvals, rate relief and regulatory cost recovery; capital market conditions and decisions regarding capital structure; the impact of state, federal or foreign investigations applicable to PPL Corporation and its subsidiaries; the outcome of litigation against PPL Corporation and its subsidiaries; stock price performance; the market prices of equity securities and the impact on pension income and resultant cash funding requirements for defined benefit pension plans; the securities and credit ratings of PPL Corporation and its subsidiaries; political, regulatory or economic conditions in states, regions or countries where PPL Corporation or its subsidiaries conduct business, including any potential effects of threatened or actual terrorism or war or other hostilities; foreign exchange rates; new state, federal or foreign legislation, including new tax legislation; and the commitments and liabilities of PPL Corporation and its subsidiaries. Any such forward-looking statements should be considered in light of such important factors and in conjunction with PPL Corporation’s Form 10-K and other reports on file with the Securities and Exchange Commission.

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Note to Editors: Visit PPL’s media website at www.pplnewsroom.com for additional news and background about PPL Corporation and its subsidiaries.

PPL CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED FINANCIAL INFORMATION (a)

Condensed Consolidated Balance Sheets (Unaudited)
(Millions of Dollars)

	September 30,	December 31,
	2013	2012
Assets
Cash and cash equivalents	$1,291	$901
Price risk management assets - current	1,045	1,525
Other current assets	2,635	2,642
Investments	851	759
Property, Plant and Equipment
Regulated utility plant	26,498	25,196
Less: Accumulated depreciation - regulated utility plant	4,636	4,164
Regulated utility plant, net	21,862	21,032
Non-regulated property, plant and equipment	13,077	12,545
Less: Accumulated depreciation - non-regulated property, plant and equipment	6,173	5,942
Non-regulated property, plant and equipment, net	6,904	6,603
Construction work in progress	2,822	2,397
Property, Plant and Equipment, net	31,588	30,032
Regulatory assets - noncurrent	1,423	1,483
Goodwill and other intangibles	4,982	5,083
Price risk management assets - noncurrent	550	572
Other noncurrent assets	623	637
Total Assets	$44,988	$43,634

Liabilities and Equity
Short-term debt	$499	$652
Long-term debt due within one year	751	751
Accounts payable	1,079	1,252
Price risk management liabilities - current	823	1,065
Other current liabilities	1,796	1,905
Long-term debt - noncurrent	19,092	18,725
Deferred income taxes and investment tax credits	4,122	3,715
Price risk management liabilities - noncurrent	538	629
Accrued pension obligations	1,529	2,076
Regulatory liabilities - noncurrent	1,054	1,010
Other noncurrent liabilities	1,343	1,356
Common stock and additional paid-in capital	8,311	6,942
Earnings reinvested	6,040	5,478
Accumulated other comprehensive loss	(2,007)	(1,940)
Noncontrolling interests	18	18
Total Liabilities and Equity	$44,988	$43,634

(a)
The Financial Statements in this news release have been condensed and summarized for purposes of this presentation.  Please refer to PPL Corporation’s periodic filings with the Securities and Exchange Commission for full financial statements, including note disclosure.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Income (Unaudited)
(Millions of Dollars, Except Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Operating Revenues
Utility	$1,739	$1,693	$5,344	$5,012
Unregulated retail electric and gas	264	218	758	620
Wholesale energy marketing
Realized	980	1,076	2,767	3,367
Unrealized economic activity (a)	(49)	(716)	(281)	(322)
Net energy trading margins	12	(11)	1	7
Energy-related businesses	159	143	423	380
Total Operating Revenues	3,105	2,403	9,012	9,064

Operating Expenses
Operation
Fuel	494	570	1,464	1,405
Energy purchases
Realized	592	583	1,855	2,253
Unrealized economic activity (a)	(37)	(569)	(192)	(420)
Other operation and maintenance	669	650	2,043	2,095
Depreciation	289	278	859	813
Taxes, other than income	90	90	272	268
Energy-related businesses	151	137	403	363
Total Operating Expenses	2,248	1,739	6,704	6,777

Operating Income	857	664	2,308	2,287

Other Income (Expense) - net	(116)	(44)	19	(31)

Other-Than-Temporary Impairments	1		1	1

Interest Expense	246	248	755	714

Income from Continuing Operations Before Income Taxes	494	372	1,571	1,541

Income Taxes	84	17	344	364

Income from Continuing Operations After Income Taxes	410	355	1,227	1,177

Income (Loss) from Discontinued Operations (net of income taxes)	1		2	(6)

Net Income	411	355	1,229	1,171

Net Income Attributable to Noncontrolling Interests	1		1	4

Net Income Attributable to PPL Shareowners	$410	$355	$1,228	$1,167

Amounts Attributable to PPL Shareowners:
Income from Continuing Operations After Income Taxes	$409	$355	$1,226	$1,173
Income (Loss) from Discontinued Operations (net of income taxes)	1		2	(6)
Net Income	$410	$355	$1,228	$1,167

Earnings Per Share of Common Stock:
Income from Continuing Operations After Income Taxes Available to PPL Common Shareowners:
Basic	$0.65	$0.61	$2.03	$2.01
Diluted	$0.62	$0.61	$1.90	$2.01
Net Income Available to PPL Common Shareowners:
Basic	$0.65	$0.61	$2.03	$2.00
Diluted	$0.62	$0.61	$1.90	$2.00

Weighted-Average Shares of Common Stock Outstanding
(in thousands)
Basic	631,046	580,585	601,275	579,847
Diluted	664,343	582,636	662,094	580,930

(a)	Includes activity from energy-related contracts that hedge future cash flows that were not eligible for hedge accounting, or for which hedge accounting was not elected.

PPL CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows (Unaudited)
(Millions of Dollars)

	Nine Months Ended September 30,
	2013	2012
Cash Flows from Operating Activities
Net income	$1,229	$1,171
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	859	813
Amortization	164	144
Defined benefit plans - expense	135	123
Deferred income taxes and investment tax credits	301	298
Unrealized losses on derivatives, and other hedging activities	126	21
Other	92	34
Change in current assets and current liabilities
Accounts receivable	(79)	19
Accounts payable	(140)	(175)
Unbilled revenues	197	121
Taxes payable	76	29
Uncertain tax positions	(104)	(4)
Other	(180)	64
Other operating activities
Defined benefit plans - funding	(505)	(526)
Other	52	(38)
Net cash provided by operating activities	2,223	2,094
Cash Flows from Investing Activities
Expenditures for property, plant and equipment	(2,768)	(2,078)
Ironwood acquisition, net of cash acquired		(84)
Purchases of nuclear plant decommissioning trust investments	(102)	(112)
Proceeds from the sale of nuclear plant decommissioning trust investments	92	102
Other investing activities	(10)	56
Net cash used in investing activities	(2,788)	(2,116)
Cash Flows from Financing Activities
Issuance of long-term debt	862	824
Retirement of long-term debt	(309)	(105)
Repurchase of common stock	(74)
Issuance of common stock	1,409	54
Payment of common stock dividends	(645)	(623)
Redemption of preference stock of a subsidiary		(250)
Debt issuance and credit facility costs	(37)	(10)
Contract adjustment payments	(72)	(71)
Net decrease in short-term debt	(148)	(51)
Other financing activities	(20)	(8)
Net cash provided by (used in) financing activities	966	(240)
Effect of Exchange Rates on Cash and Cash Equivalents	(11)	6
Net Increase (Decrease) in Cash and Cash Equivalents	390	(256)
Cash and Cash Equivalents at Beginning of Period	901	1,202
Cash and Cash Equivalents at End of Period	$1,291	$946

Key Indicators (Unaudited)

					12 Months Ended
					September 30,
Financial					2013	2012

Dividends declared per share of common stock					$ 1.4625	$ 1.43
Book value per share (a)(b)					$ 19.59	$ 19.30
Market price per share (a)					$ 30.38	$ 29.05
Dividend yield					4.8%	4.9%
Dividend payout ratio (c)					58%	51%
Dividend payout ratio - earnings from ongoing operations (c)(d)					62%	54%
Price/earnings ratio (c)					12.1	10.4
Price/earnings ratio - earnings from ongoing operations (c)(d)					12.9	11.0
Return on average common equity					14.20%	14.68%
Return on average common equity - earnings from ongoing operations (d)					13.31%	13.91%

(a) End of period.
(b) Based on 630,239 and 580,970 shares of common stock outstanding (in thousands) at September 30, 2013 and September 30, 2012.
(c) Based on diluted earnings per share.
(d) Calculated using earnings from ongoing operations, which is a non-GAAP financial measure that excludes the impact of special items, as described in the text and tables of this news release.

Operating - Domestic & International Electricity Sales (Unaudited)

	3 Months Ended September 30,			9 Months Ended September 30,
			Percent			Percent
(GWh)	2013	2012	Change	2013	2012	Change

Domestic Retail Delivered
PPL Electric Utilities	9,223	9,410	(2.0%)	27,544	27,106	1.6%
LKE	8,213	8,605	(4.6%)	23,539	23,693	(0.6%)
Total	17,436	18,015	(3.2%)	51,083	50,799	0.6%

Domestic Retail Supplied (a)
PPL EnergyPlus	3,549	3,147	12.8%	10,076	8,533	18.1%
LKE	8,213	8,605	(4.6%)	23,539	23,693	(0.6%)
Total	11,762	11,752	0.1%	33,615	32,226	4.3%

International Delivered
United Kingdom	17,494	17,545	(0.3%)	59,042	57,949	1.9%

Domestic Wholesale
PPL EnergyPlus - East	13,282	14,851	(10.6%)	37,960	36,180	4.9%
PPL EnergyPlus - West	1,525	1,791	(14.9%)	5,149	5,240	(1.7%)
LKE (b)	591	608	(2.8%)	1,751	1,709	2.5%
Total	15,398	17,250	(10.7%)	44,860	43,129	4.0%

(a) Represents GWh supplied by PPL EnergyPlus to PPL Electric Utilities as PLR, and to other retail customers in Pennsylvania, New
Jersey, Montana, Delaware and Maryland. Also includes GWh supplied by LKE to retail customers in Kentucky, Virginia and Tennessee.
(b) Represents FERC-regulated municipal and unregulated off-system sales.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

3rd Quarter 2013	(millions of dollars)
	Kentucky	U.K.	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total

Earnings from Ongoing Operations	$93	$199	$51	$97	$(8)	$432
Special Items:
Adjusted energy-related economic activity, net				(6)		(6)
Foreign currency-related economic hedges		(82)				(82)
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(2)				(2)
Other:
Change in WPD line loss accrual		(16)				(16)
Change in U.K. tax rate		84				84
Total Special Items		(16)		(6)		(22)
Reported Earnings	$93	$183	$51	$91	$(8)	$410

	(per share - diluted) (a)
	Kentucky	U.K.	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total

Earnings from Ongoing Operations	$0.14	$0.31	$0.08	$0.14	$(0.01)	$0.66
Special Items:
Adjusted energy-related economic activity, net				(0.01)		(0.01)
Foreign currency-related economic hedges		(0.13)				(0.13)
Other:
Change in WPD line loss accrual		(0.03)				(0.03)
Change in U.K. tax rate		0.13				0.13
Total Special Items		(0.03)		(0.01)		(0.04)
Reported Earnings	$0.14	$0.28	$0.08	$0.13	$(0.01)	$0.62

(a) The "If-Converted Method" was applied to PPL's Equity Units beginning in the first quarter of 2013, resulting in $7 million of interest charges
(after tax) being added back to net income for the three months ended September 30, 2013, and approximately 32 million shares of PPL
Common Stock being treated as outstanding. Both adjustments are only done for purposes of calculating diluted earnings per share.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

Year-to-Date September 30, 2013	(millions of dollars)
	Kentucky	U.K.	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total

Earnings from Ongoing Operations	$225	$663	$160	$171	$(22)	$1,197
Special Items:
Adjusted energy-related economic activity, net				(47)		(47)
Foreign currency-related economic hedges		(8)				(8)
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(4)				(4)
Other acquisition-related adjustments		(2)				(2)
Other:
LKE discontinued operations	1					1
EEI adjustments	1					1
Change in tax accounting method related to repairs				(3)		(3)
Counterparty bankruptcy				1		1
Windfall tax litigation		43				43
Change in WPD line loss accrual		(35)				(35)
Change in U.K. tax rate		84				84
Total Special Items	2	78		(49)		31
Reported Earnings	$227	$741	$160	$122	$(22)	$1,228

	(per share - diluted) (a)
	Kentucky	U.K.	Pennsylvania		Corporate
	Regulated	Regulated	Regulated	Supply	and Other	Total

Earnings from Ongoing Operations	$0.36	$1.02	$0.24	$0.26	$(0.03)	$1.85
Special Items:
Adjusted energy-related economic activity, net				(0.07)		(0.07)
Foreign currency-related economic hedges		(0.01)				(0.01)
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(0.01)				(0.01)
Other:
LKE discontinued operations	0.01					0.01
Change in tax accounting method related to repairs				(0.01)		(0.01)
Windfall tax litigation		0.06				0.06
Change in WPD line loss accrual		(0.05)				(0.05)
Change in U.K. tax rate		0.13				0.13
Total Special Items	0.01	0.12		(0.08)		0.05
Reported Earnings	$0.37	$1.14	$0.24	$0.18	$(0.03)	$1.90

(a) The "If-Converted Method" was applied to PPL's Equity Units beginning in the first quarter of 2013, resulting in $37 million of interest charges
(after tax) being added back to net income for the nine months ended September 30, 2013, and approximately 59 million shares of PPL
Common Stock being treated as outstanding. Both adjustments are only done for purposes of calculating diluted earnings per share.

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

3rd Quarter 2012	(millions of dollars)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$72	$161	$33	$153	$419
Special Items:
Adjusted energy-related economic activity, net				(95)	(95)
Foreign currency-related economic hedges		(30)			(30)
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(1)			(1)
Other acquisition-related adjustments		(2)			(2)
Other:
Change in U.K. tax rate		74			74
Coal contract modification payments				(10)	(10)
Total Special Items		41		(105)	(64)
Reported Earnings	$72	$202	$33	$48	$355

	(per share - diluted)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$0.12	$0.28	$0.06	$0.26	$0.72
Special Items:
Adjusted energy-related economic activity, net				(0.16)	(0.16)
Foreign currency-related economic hedges		(0.06)			(0.06)
Other:
Change in U.K. tax rate		0.13			0.13
Coal contract modification payments				(0.02)	(0.02)
Total Special Items		0.07		(0.18)	(0.11)
Reported Earnings	$0.12	$0.35	$0.06	$0.08	$0.61

Reconciliation of Segment Earnings from Ongoing Operations to Reported Earnings
(After Tax)
(Unaudited)

Year-to-Date September 30, 2012	(millions of dollars)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$149	$524	$95	$358	$1,126
Special Items:
Adjusted energy-related economic activity, net				23	23
Foreign currency-related economic hedges		(28)			(28)
Impairments:
Adjustments - nuclear decommissioning trust investments				1	1
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(9)			(9)
Other acquisition-related adjustments		2			2
LKE
Net operating loss carryforward and other tax-related adjustments	4				4
Other:
LKE discontinued operations	(5)				(5)
Change in U.K. tax rate		74			74
Counterparty bankruptcy				(6)	(6)
Wholesale supply cost reimbursement				1	1
Ash basin leak remediation adjustment				1	1
Coal contract modification payments				(17)	(17)
Total Special Items	(1)	39		3	41
Reported Earnings	$148	$563	$95	$361	$1,167

	(per share - diluted)
	Kentucky	U.K.	Pennsylvania
	Regulated	Regulated	Regulated	Supply	Total

Earnings from Ongoing Operations	$0.26	$0.90	$0.16	$0.61	$1.93
Special Items:
Adjusted energy-related economic activity, net				0.05	0.05
Foreign currency-related economic hedges		(0.05)			(0.05)
Acquisition-related adjustments:
WPD Midlands
Separation benefits		(0.02)			(0.02)
LKE
Net operating loss carryforward and other tax-related adjustments	0.01				0.01
Other:
LKE discontinued operations	(0.01)				(0.01)
Change in U.K. tax rate		0.13			0.13
Counterparty bankruptcy				(0.01)	(0.01)
Coal contract modification payments				(0.03)	(0.03)
Total Special Items		0.06		0.01	0.07
Reported Earnings	$0.26	$0.96	$0.16	$0.62	$2.00